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                                                                     Exhibit 3.2

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

                            (A Delaware Corporation)

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                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

                            (A Delaware Corporation)

ARTICLE 1                                                                      1
   Section 1.1 Contents                                                        1
   Section 1.2 Certificate in Effect                                           1
ARTICLE 2                                                                      1
   Section 2.1  Place                                                          1
   Section 2.2 Annual Meeting                                                  2
   Section 2.3 Notice of Stockholder Business                                  2
   Section 2.4 Special Meetings                                                3
   Section 2.5 Notice of Meetings                                              3
   Section 2.6 Affidavit of Notice                                             4
   Section 2.7 Quorum                                                          4
   Section 2.8 Voting Requirements                                             4
   Section 2.9 Proxies and Voting                                              5
   Section 2.10 Action Without Meeting                                         5
   Section 2.11 Stockholder List                                               6
   Section 2.12 Record Date                                                    6
ARTICLE 3                                                                      7
   Section 3.1 Number; Election and Term of Office                             7
   Section 3.2 Duties                                                          8
   Section 3.3 Compensation                                                    8
   Section 3.4 Reliance on Books                                               9
ARTICLE 4                                                                      9
   Section 4.1 Place                                                           9
   Section 4.2 Annual Meeting                                                  9
   Section 4.3 Regular Meetings                                                9
   Section 4.4 Special Meetings                                                9
   Section 4.5 Quorum                                                         10
   Section 4.6 Action Without Meeting                                         10
   Section 4.7 Telephone Meetings                                             10
ARTICLE 5                                                                     11
   Section 5.1 Designation                                                    11
   Section 5.2 Records of Meetings                                            12

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ARTICLE 6                                                                     12
  Section 6.1 Method of Giving Notice                                         12
  Section 6.2 Waiver                                                          12
ARTICLE 7                                                                     13
  Section 7.1 In General                                                      13
  Section 7.2 Election of President, Secretary and Treasurer                  13
  Section 7.3 Election of Other Officers                                      13
  Section 7.4 Salaries                                                        13
  Section 7.5 Term of Office                                                  13
  Section 7.6 Duties of President and Chairman of the Board                   13
  Section 7.7 Duties of Vice President                                        14
  Section 7.8 Duties of Secretary                                             14
  Section 7.9 Duties of Assistant Secretary                                   15
  Section 7.10 Duties of Treasurer                                            15
  Section 7.11 Duties of Assistant Treasurer                                  16
ARTICLE 8                                                                     16
  Section 8.1 Directors                                                       16
  Section 8.2 Officers                                                        17
ARTICLE 9                                                                     18
  Section 9.1 Issuance of Stock                                               18
  Section 9.2 Right to Certificate; Form                                      18
  Section 9.3 Facsimile Signature                                             18
  Section 9.4 Lost Certificates                                               19
  Section 9.5 Transfer of Stock                                               19
  Section 9.6 Registered Stockholders                                         19
ARTICLE 10                                                                    20
  Section 10.1 Third Party Actions                                            20
  Section 10.2 Derivative Actions                                             21
  Section 10.3 Indemnification for Expenses of Successful Party               22
  Section 10.4 Notification and Defense of Claim                              23
  Section 10.5 Advance of Expenses                                            24
  Section 10.6 Procedure for Indemnification                                  24
  Section 10.7 Remedies                                                       25
  Section 10.8 Subsequent Amendment                                           26
  Section 10.9 Other Rights                                                   26
  Section 10.10 Partial Indemnification                                       27
  Section 10.11 Insurance                                                     27
  Section 10.12 Merger or Consolidation                                       28
  Section 10.13 Savings Clause                                                28
  Section 10.14 Definitions                                                   28
  Section 10.15 Subsequent Legislation                                        28
ARTICLE 11                                                                    29
ARTICLE 12                                                                    29
ARTICLE 13                                                                    29
ARTICLE 14                                                                    29
ARTICLE 15                                                                    30

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                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

                          AMENDED AND RESTATED BY-LAWS

                                    ARTICLE 1

                          CERTIFICATE OF INCORPORATION

      Section 1.1 Contents. The name, location of principal office and purposes of the Corporation shall be as set forth in its Certificate of Incorporation. These By-laws, the powers of the Corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in said Certificate of Incorporation. The Certificate of Incorporation is hereby made a part of these By-laws.

      Section 1.2 Certificate in Effect. All references in these By-laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Corporation as from time to time amended, including (unless the context shall otherwise require) all certificates and any agreement of consolidation or merger filed pursuant to the Delaware General Corporation Law, as amended.

                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

      Section 2.1 Place. All meetings of the stockholders may be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors or the President and stated in the notice of the meeting or in any duly executed waiver of notice thereof.

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      Section 2.2 Annual Meeting. Annual meetings of stockholders, shall be held on the 2nd Tuesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors or the President and stated in the notice of the meeting. If such annual meeting has not been held on the day herein provided therefor, a special meeting of the stockholders in lieu of the annual meeting may be held, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these By-laws, except in this
Section 2.2, to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

      Section 2.3 Notice of Stockholder Business. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, each such notice must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (1) with respect to a matter to be brought before an annual meeting of stockholders or a special meeting in lieu of an annual meeting, sixty (60) days prior to the date set forth in the By-laws for the annual meeting and (2) with respect to a matter

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to be brought before a special meeting of the stockholders not in lieu of an annual meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. The notice shall set forth (i) information concerning the stockholder, including his or her name and address, (ii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the matter specified in the notice, and (iii) such other information as would be required to be included in a proxy statement soliciting proxies for the presentation of such matter to the meeting.

      Notwithstanding anything in these By-laws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this section; provided, however, that nothing in this section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with these By-laws.

      Section 2.4 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President, the Chairman of the Board, or by the Board of Directors and shall be called by the President or Secretary at the request in writing of a majority of the Directors then in office. Such request shall state the purpose or purposes of the proposed meeting, which need not be the exclusive purposes for which the meeting is called. The stockholders shall not have the right, in their capacity as stockholders, to call a special meeting of the stockholders.

      Section 2.5 Notice of Meetings. A written notice of all meetings of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or

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purposes for which the special meeting is called, shall be given to each stockholder entitled to vote at such meeting. Except as otherwise provided by law, such notice shall be given not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      Section 2.6 Affidavit of Notice. An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the Corporation that notice of a stockholders meeting has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      Section 2.7 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 2.8 Voting Requirements. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon

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which by express provision of any applicable statute or of the Certificate of
Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

      Section 2.9 Proxies and Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote the pledged shares, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote said shares, in which case only the pledgee, or his proxy, may represent and vote such shares. Shares of the capital stock of the Corporation owned by the Corporation shall not be voted, directly or indirectly.

      Section 2.10 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, until the closing of an underwritten public offering of the Corporation's Common Stock (a "Public Offering") any action referred or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in

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writing. Effective upon the closing of a Public Offering, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without vote, only if all stockholders entitled to vote on the matter consent to the action in writing and written consents are filed with the records of the meetings of the stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

      Section 2.11 Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list, the stock ledger or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

      Section 2.12 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights

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in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      If no record date is fixed by the Board of Directors:

            (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

            (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

            (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                    ARTICLE 3

                                    DIRECTORS

      Section 3.1 Number; Election and Term of Office. There shall be a Board of Directors of the Corporation consisting of not less than one member, the number of members to be determined by resolution of the Board of Directors, unless the Certificate of Incorporation fixes

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the number of Directors, in which case a change in the number of Directors shall be made only by amendment of the Certificate of Incorporation. The Board of Directors shall be divided into such classes for such terms as are provided for in the Certificate of Incorporation. Subject to any limitation which may be contained within the Certificate of Incorporation, the number of the Board of Directors may be increased at any time by vote of a majority of the Directors then in office. The Directors shall be elected at the annual meeting of the stockholders at which the term of office of the class to which they have been elected, as set forth in the Certificate of Incorporation, expires, except as provided in paragraph (c) of Section 8.1 hereof, and each Director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

      Section 3.2 Duties. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

      Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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      Section 3.4 Reliance on Books. A member of the Board of Directors or a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee, or in relying in good faith upon other records of the Corporation.

                                    ARTICLE 4

                       MEETINGS OF THE BOARD OF DIRECTORS

      Section 4.1 Place. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      Section 4.2 Annual Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders or any special meeting held in lieu thereof, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting.

      Section 4.3 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

      Section 4.4 Special Meetings. Special meetings of the Board may be called by the President on two days' notice to each Director either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors unless the Board consists of only one Director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole Director.

      Section 4.5 Quorum. At all meetings of the Board a majority of the Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 4.6 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      Section 4.7 Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                    ARTICLE 5

                             COMMITTEES OF DIRECTORS

      Section 5.1 Designation.

            (a) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

            (b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

            (c) Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

      Section 5.2 Records of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                    ARTICLE 6

                                     NOTICES

      Section 6.1 Method of Giving Notice. Whenever, under any provision of the law or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any Director or stockholder, such notice shall be given in writing by the Secretary or the person or persons calling the meeting by leaving such notice with such Director or stockholder at his residence or usual place of business or by mailing it addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

      Section 6.2 Waiver. Whenever any notice is required to be given under any provision of law or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

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                                    ARTICLE 7

                                    OFFICERS

      Section 7.1 In General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

      Section 7.2 Election of President, Secretary and Treasurer. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer.

      Section 7.3 Election of Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

      Section 7.4 Salaries. The salaries of all officers and agents of the Corporation may be fixed by the Board of Directors.

      Section 7.5 Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time in the manner specified in Section 8.2.

      Section 7.6 Duties of President and Chairman of the Board. The President shall preside at all meetings of the stockholders and, if he is a Director, at all meetings of the Board of Directors if there shall be no Chairman of the Board or in the absence of the Chairman of the Board, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chairman of the Board, if any, shall make his counsel available to the other officers of the Corporation, shall be authorized to sign stock certificates on behalf of the Corporation, shall preside at all meetings of the Directors at which he is present and, in the absence of the President; at all meetings of the stockholders, and shall have such other duties and powers as may from time to time be conferred upon him by the Directors.

      Section 7.7 Duties of Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President not otherwise conferred upon the Chairman of the Board, if any, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 7.8 Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, except as otherwise provided in these By-laws, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under his direction) and of the corporate seal of the Corporation.

      Section 7.9 Duties of Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 7.10 Duties of Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      Section 7.11 Duties of Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    ARTICLE 8

                      RESIGNATIONS, REMOVALS AND VACANCIES

      Section 8.1 Directors.

            (a) Resignations. Any Director may resign at any time by giving written notice to the Board of Directors or the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            (b) Removals. Subject to any provisions of the Certificate of Incorporation, any Director or the entire Board of Directors may be removed with or without cause, at any meeting called for the purpose, by vote of the holders of a majority of the shares entitled to vote for the election of Directors, or a majority vote of the Board of Directors. This
Section 8.1(b) may not be altered, amended or repealed except by the holders of a majority of the shares of stock issued and outstanding and entitled to vote for the election of the Directors.

            (c) Vacancies. Vacancies occurring in the office of Director and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled by a majority of the Directors then in office, though less than a quorum, unless previously filled by the stockholders entitled to vote for the election of Directors, and the Directors so chosen shall hold office subject to the By-laws until the next annual meeting of stockholders at which the term of office of the class to which they have been elected, as set forth in the Certificate of Incorporation, expires and until their successors are duly elected and qualify or until their earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

      Section 8.2 Officers. Any officer may resign at any time by giving written notice to the Board of Directors or the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board of Directors may, at any meeting called for the purpose, by vote of a majority of their entire number, remove from office any officer of the Corporation or any member of a committee, with or without cause. Any vacancy occurring in the office of President, Secretary or Treasurer shall be filled by the Board of Directors and the officers so chosen shall hold office subject to the By-laws for the unexpired term in respect of which the vacancy occurred and until their successors shall be elected and qualify or until their earlier resignation or removal.

                                   ARTICLE 9

                              CERTIFICATE OF STOCK

      Section 9.1 Issuance of Stock. The Directors may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by its Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its Certificate of Incorporation. Such stock shall be issued and the consideration paid therefor in the manner prescribed by law.

      Section 9.2 Right to Certificate; Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided that the Directors may provide by one or more resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertified shares. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

      Section 9.3 Facsimile Signature. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      Section 9.4 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 9.5 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 9.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE 10

                                 INDEMNIFICATION

      Section 10.1 Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (each such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to gave been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Notwithstanding anything to the contrary in the Restated Certificate of Incorporation, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with an actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (i) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation or (ii) initiated and approved by the Board of Directors of the Corporation against the Indemnitee. Notwithstanding anything to the contrary in the Restated Certificate of Incorporation, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

      Section 10.2 Actions or Suits by or in Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

      Section 10.3 Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of the Restated Certificate of Incorporation, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to herein, or in defense of any claim; issue or matter therein or on appeal from any such action, suit or proceeding he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding; is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

      Section 10.4 Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such a claim, other than as provided herein. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice to the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation,
(ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or
(iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by the Restated Certificate of Incorporation. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

      Section 10.5 Advance of Expenses. Subject to the provisions contained herein, in the event that the Corporation does not assume the defense pursuant to Section 10.4 of any action, suit, proceeding or investigation of which the Corporation receives notice pursuant to this Article, any expenses (including attorneys fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal from shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

      Section 10.6 Procedure for Indemnification. In order to obtain indemnification or advancement of expenses described herein, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under
Section 10.1, 10.2 or 10.5 of this Article the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 10.1 or 10.2 of this Article, as the case may be. Such determination shall be made in each instance by (a) a majority of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of Common Stock to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

      Section 10.7 Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disruption thereof is made within the 60-day period referred to above in
Section 10.6 of this Article. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to
Section 10.6 of this Article that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

      Section 10.8 Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

      Section 10.9 Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation; and such rights may be equivalent to, or greater or less than, those set forth in this Article and as limited by applicable law.

      Section 10.10 Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom; but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

      Section 10.11 Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or the General Corporation Law of the State of Delaware.

      Section 10.12 Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

      Section 10.13 Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in correction with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

      Section 10.14 Definitions. Terms used in this Article and defined in
Section 145(h) and Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such
Section 145(h) and Section 145(i).

      Section 10.15 Subsequent Legislation. If the General Corporation Law of the State of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                   ARTICLE 11

                               EXECUTION OF PAPERS

      Except as otherwise provided in these By-laws or as the Board of Directors may generally or in particular cases otherwise determine, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other instruments authorized to be executed on behalf of the Corporation shall be executed by the President or the Treasurer.

                                   ARTICLE 12

                                   FISCAL YEAR

      The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE 13

                                      SEAL

      The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE 14

                                     OFFICES

      In addition to its principal office, the Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 15

                                   AMENDMENTS

      Except as otherwise provided herein, these By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such special meeting, or by the written consent of a majority in interest of the outstanding voting stock of the Corporation or by the unanimous written consent of the Directors. If the power to adopt, amend or repeal By-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-laws.